UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2006
Genelabs Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

California	0-19222	94-3010150

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Penobscot Drive, Redwood City, California	94063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 369-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement
     On June 15, 2006, in connection with the retirement of Mumtaz Ahmed, M.D., Ph.D., Genelabs Technologies, Inc. and Dr. Ahmed entered into two agreements. Until his retirement, Dr. Ahmed served as Genelabs’ Vice President, Drug Development. Under these agreements, among other things:
•	Dr. Ahmed’s employment with Genelabs terminated on June 15, 2006;

•	Dr. Ahmed provided Genelabs with a general release of any claims against Genelabs;

•	Dr. Ahmed agreed to provide Genelabs with consulting services for a period of one year (subject to renewal upon mutual agreement) on such projects as are mutually agreed upon, for which Dr. Ahmed will be paid an hourly rate of $145, up to a maximum of $100,000 over the term of the Consulting Agreement; and

•	The vesting of Dr. Ahmed’s Genelabs stock options will continue during the consulting period, and vested options will be exercisable until 90 days following the termination of the consulting relationship under the Consulting Agreement.
     The above description of the Separation Agreement and General Release and a Consulting Agreement with Dr. Ahmed is a summary of the material provisions of these agreements, and is qualified in its entirety by reference to the full terms of the agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Description

10.1	Separation Agreement and General Release between Genelabs Technologies, Inc. and Mumtaz Ahmed, dated June 15, 2006

10.2	Consulting Agreement between Genelabs Technologies, Inc. and Mumtaz Ahmed, dated June 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.

Date: June 16, 2006	By:	/s/ Adrian Arima

	Name:	Adrian Arima
	Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release between Genelabs Technologies, Inc. and Mumtaz Ahmed, dated June 15, 2006

10.2	Consulting Agreement between Genelabs Technologies, Inc. and Mumtaz Ahmed, dated June 16, 2006